UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2011

ACORN ENERGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

4 West Rockland, Montchanin, Delaware	19710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 15, 2011, the registrant, Acorn Energy, Inc., and John Moore, Chairman of the Board, President and Chief Executive Officer of the registrant, entered into an amendment to Mr. Moore’s Employment Agreement that extended the term of Mr. Moore’s employment to March 4, 2012 and formalized the earlier reported adjustment of Mr. Moore’s base salary to $300,000 per annum effective November 1, 2010.

In lieu of payment of a cash bonus for 2010, the registrant granted stock options under the registrant’s Amended and Restated 2006 Stock Incentive Plan to Mr. Moore.  Mr. Moore was granted incentive stock options exercisable for 33,333 shares of the registrant’s common stock and non-qualified stock options exercisable for 33,333 shares of the registrant’s common stock, all at an exercise price per share of $3.70, the closing price of the registrant’s stock on March 14, 2011, the effective date of the grant.  One-fourth of Mr. Moore’s options were immediately vested, with the remainder to vest ratably on June 30, September 30 and December 31, 2011.  Mr. Moore’s options will expire on March 14, 2016.  Any unvested options would immediately vest upon a change of control (as defined in Mr. Moore’s employment agreement with the registrant) or upon an involuntary termination of his employment without cause or a termination of his employment by Mr. Moore with Good Reason (as defined in Mr. Moore’s employment agreement with the registrant).  Following termination of Mr. Moore’s employment, vested options would remain exercisable (i) until their original expiration date if terminated by the registrant without cause or terminated by Mr. Moore with Good Reason following a change of control, (ii) for 90 days following a termination by the registrant for cause, (iii) for 12 months following a voluntary termination by Mr. Moore, or (iv) for 12 months following death or disability.

On March 15, 2011, William J. McMahon, President and Chief Executive Officer of CoaLogix Inc. received a bonus of $93,500 for 2010, and Joe B. Cogdell, Jr., Vice President, General Counsel and Secretary of the registrant and CoaLogix Inc., received a bonus of $35,960 for 2010.  Commencing with the pay period ending March 15, 2011, Mr. McMahon’s annual base salary was increased from $280,000 to $305,000, and Mr. Cogdell’s annual base salary was increased from $312,000 to $318,240.00, with such increases retroactive to January 1, 2011.

On March 10, 2011, the registrant and Mr. Moore entered into two Amendments to Amended and Restated Non-Plan Stock Option Agreements (the “Amendments”) which amended two Amended and Restated Non-Plan Stock Option Agreements dated as of December 28, 2006 to add the method of “net exercise” as an additional method of exercising the options covered by such agreements.  Under the Amendments, “net exercise” means a method for settling options whereby instead of receiving a payment or tender by Mr. Moore to cover the exercise price of the options, the registrant issues to Mr. Moore the net shares of common stock representing the difference between the aggregate fair market value of the shares of option shares and the aggregate exercise price of the options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th  day of March, 2011.

ACORN ENERGY, INC.

By:	/s/ Joe B. Cogdell, Jr.
Name:	Joe B. Cogdell, Jr.
Title:	Vice President, General Counsel & Secretary